Exhibit 99.1

News Release
For Release September 1, 2004
11:15 A.M.

Contact:  Michael C. Crapps, President & CEO, First Community Corporation, (803) 951-2265 or
                  J. Thomas Johnson, Chairman & CEO, DutchFork Bancshares, Inc., (803) 321-3200

First Community Corporation and DutchFork Bancshares, Inc. Shareholders Approve Pending Merger

Lexington, S.C. September 1, 2004 — First Community Corporation (Nasdaq: FCCO) and DutchFork Bancshares, Inc. (Nasdaq: DFBS) announced today that their shareholders overwhelmingly approved their pending merger at meetings held yesterday. The merger is expected to close on or about October 1, 2004 subject to receipt of all regulatory approvals.

First Community Corporation is the holding company for First Community Bank which operates seven banking offices in the Midlands of South Carolina with an eighth office currently under construction. DutchFork Bancshares, Inc. is the holding company for Newberry Federal Savings Bank, which operates three banking offices in Newberry County, South Carolina.

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